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                                                                   EXHIBIT 99.12

                           GARDNER, CARTON & DOUGLAS
                           Suite 3400 - Quaker Tower
                             321 North Clark Street
                         Chicago, Illinois  60610-4795
                                 (312) 644-3000
                          Telecopier:  (312) 644-3381


                                  May 11, 1998



Prudential Multi-Sector Fund, Inc.                     Prudential Jennison Series Fund, Inc.
Gateway Center Three                                   Prudential Jennison Growth Fund
100 Mulberry Street                                    Gateway Center Three
Newark, New Jersey  07102-4077                         100 Mulberry Street
                                                       Newark, New Jersey  07102-4077

     RE: REORGANIZATION OF PRUDENTIAL MULTI-SECTOR FUND, INC. AND
         Prudential Jennison Series Fund, Inc. (Prudential Jennison Growth Fund)
         -----------------------------------------------------------------------

Ladies and Gentlemen:

     We are outside counsel to Prudential Multi-Sector Fund, Inc. ("Multi-Sector Fund") and Prudential Jennison Series Fund, Inc. (the "Series Fund"). An Agreement and Plan of Reorganization and Liquidation (the "Plan") has been proposed pursuant to which Multi-Sector Fund will transfer to the Prudential Jennison Growth Fund series of the Series Fund (the "Growth Fund") all or substantially all of the assets of Multi-Sector Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of the Growth Fund and the assumption by the Growth Fund of the liabilities, if any, of Multi-Sector Fund incurred in the ordinary course of business. Multi-Sector Fund will then distribute the Class A, Class B, Class C, and Class Z shares of the Growth Fund acquired in the exchange to the respective Multi-Sector Class A, Class B, Class C, and Class Z shareholders in liquidation of Multi-Sector Fund (the "Reorganization"). You have requested our opinion as to certain federal income tax consequences of the Reorganization. The opinion that follows is based on the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), judicial decisions, administrative rulings and regulations, and such other sources of legal authority as we deemed necessary to consult in rendering this opinion. The opinion is also based on factual representations, including those set forth herein, the representations made by the parties in the Plan, and on our understanding that the Reorganization will take place substantially as set out in the Plan and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in the Registration Statement on Form N-14 filed by the Series Fund with the Securities and Exchange Commission in connection with the meeting of shareholders of Multi-Sector Fund currently scheduled to be held on or about June 18, 1998.
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Prudential Multi-Sector Fund, Inc.
Prudential Jennison Series Fund, Inc.
May 11, 1998
Page 2

                           SUMMARY OF THE TRANSACTION
                           --------------------------

     In the Reorganization, Multi-Sector Fund will transfer all or substantially all of its assets and liabilities to the Growth Fund in exchange for Class A, Class B, Class C, and Class Z shares of the Growth Fund. Multi-Sector Fund will then distribute as a liquidating distribution to its shareholders all of such Class A, Class B, Class C, and Class Z shares of the Growth Fund in exchange for and in cancellation of each respective outstanding Class A, Class B, Class C, and Class Z share of Multi-Sector Fund, and Multi-Sector Fund will liquidate pursuant to the Plan.

                                BUSINESS PURPOSE
                                ----------------

     Our opinion is based in part upon our understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Multi-Sector Fund and the Growth Fund as is represented below. A full description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                REPRESENTATIONS
                                ---------------

     In rendering our opinion we are, with your permission, assuming that the transaction will occur substantially as described in the Plan and the Proxy Statement. We are also relying on the following additional representations which have been certified to us by either Multi-Sector Fund, the Growth Fund or both:

     1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Multi-Sector Fund and the Growth Fund. Multi-Sector Fund has experienced higher expense ratios than the Growth Fund has, and Multi-Sector Fund does not enjoy the economies of scale enjoyed by a larger fund.

     2. The fair market value of the Class A, Class B, Class C, and Class Z shares of the Growth Fund received by each Multi-Sector Fund shareholder will be approximately equal to the fair market value of the respective Class A, Class B, Class C, and Class Z shares of Multi-Sector Fund surrendered in exchange therefor.

     3. No cash or property, other than the Growth Fund Class A, Class B, Class C, and Class Z shares, will be transferred to Multi-Sector Fund or distributed to Multi-Sector Fund shareholders pursuant to the Reorganization.

     4. The Growth Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Multi-Sector Fund immediately prior to the Reorganization. For purposes of this representation, amounts used by Multi-Sector Fund to pay its Reorganization expenses, and all redemptions and distributions (except for distributions and redemptions occurring in the ordinary course of Multi-Sector Fund's business as an open-end investment company) made by Multi-Sector Fund immediately preceding
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Prudential Multi-Sector Fund, Inc.
Prudential Jennison Series Fund, Inc.
May 11, 1998
Page 3


the transfer, will be included as assets of Multi-Sector Fund held immediately prior to the Reorganization.

     5. To the best of Multi-Sector Fund's knowledge, there is no plan or intention by any of Multi-Sector Fund's shareholders to sell, exchange, or otherwise dispose of any Class A, Class B, Class C, or Class Z shares of Multi-Sector Fund, or any Class A, Class B, Class C, or Class Z shares of the Growth Fund which were received in exchange for any Class A, Class B, Class C, or Class Z shares of Multi-Sector Fund, in a transaction with any person related to the Growth Fund for any consideration other than Class A, Class B, Class C, or Class Z shares of the Growth Fund.

     6. To the best of the Growth Fund's knowledge, there is no plan or intention by any person related to the Growth Fund to acquire, with consideration other than Class A, Class B, Class C, or Class Z shares of the Growth Fund, any Class A, Class B, Class C, or Class Z shares of Multi-Sector Fund or any Class A, Class B, Class C, or Class Z shares of the Growth Fund furnished in the Reorganization in exchange for Class A, Class B, Class C, or Class Z shares of Multi-Sector Fund.

     7. Multi-Sector Fund has no plan or intention to redeem any of its Class A, Class B, Class C, or Class Z shares or to make any extraordinary distributions with respect to such shares prior to and in connection with the Reorganization, other than in the ordinary course of business.

     8. The Growth Fund has no plan or intention to reacquire any of its shares issued in the transaction, except for shares redeemed in the ordinary course of its business as an open-end investment company.

     9. The Growth Fund has no plan or intention to sell or otherwise dispose of any of the assets of Multi-Sector Fund acquired in the transaction, except for dispositions made in the ordinary course of the Growth Fund's business as an investment company (i.e., dispositions resulting from investment decisions made on the basis of investment considerations arising after and independent of the Reorganization).

    10. Following the Reorganization, the Growth Fund will continue the historic business of Multi-Sector Fund or will use a significant portion of the historic business assets transferred by Multi-Sector Fund in its business, except for those assets that are disposed of by the Growth Fund in the ordinary course of business.

    11. As soon as practicable after the closing date, and in any event within 30 days thereafter, Multi-Sector Fund will, in pursuance of the Plan, distribute the shares it receives in the Reorganization, and as soon as practicable after the closing date and in any event within 12 months of the closing date, Multi-Sector Fund will then be liquidated for federal income tax purposes. Multi-Sector Fund will have no assets to distribute other than the shares of the Growth Fund received in the Reorganization.
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Prudential Multi-Sector Fund, Inc.
Prudential Jennison Series Fund, Inc.
May 11, 1998
Page 4


    12. Multi-Sector Fund will transfer at least 33 1/3% of its historic business assets (other than liquidity positions) to the Growth Fund at the closing date of the Reorganization. Historic business assets are those assets of Multi-Sector Fund acquired by it in the ordinary course of its business and not in contemplation of or as part of the plan of the Reorganization.

    13. Neither Multi-Sector Fund nor persons who were shareholders of Multi-Sector Fund immediately before the closing date of the Reorganization will own, immediately after the closing date of the Reorganization, Growth Fund shares constituting "control" of the Growth Fund within the meaning of Section 304(c) or Section 368(c) of the Code.

    14. All expenses incurred in connection with the Reorganization will be borne pro rata by Multi-Sector Fund and the Growth Fund in proportion to their assets.

    15. There is no intercorporate indebtedness existing between the Growth Fund and Multi-Sector Fund that was issued, acquired, or will be settled at a discount.

    16. The Growth Fund and Multi-Sector Fund are investment companies as defined in Section 368(a)(2)(F)(iii) of the Code, and are both regulated investment companies within the meaning of Section 851 of the Code and have properly elected to be taxed as such. Multi-Sector Fund intends to continue to qualify as an investment company and a regulated investment company until the closing, and the Growth Fund intends to qualify as an investment company and a regulated investment company for all subsequent taxable years.

    17. The Growth Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Class A, Class B, Class C, or Class Z shares of Multi-Sector Fund.

    18. The liabilities, if any, to be assumed by the Growth Fund in the Reorganization plus the liabilities, if any, to which the transferred assets are subject were incurred by Multi-Sector Fund in the ordinary course of business and are associated with the assets to be transferred.

    19. The fair market value and the adjusted basis of Multi-Sector Fund's assets transferred to the Growth Fund will equal or exceed the sum of the liabilities, if any, assumed by the Growth Fund plus the liabilities, if any, to which the transferred assets are subject.

    20. The amount of cash, if any, retained by Multi-Sector Fund to meet expenses, plus liabilities, if any, of Multi-Sector Fund to be assumed by the Growth Fund in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by Multi-Sector Fund immediately prior to the Reorganization.

    21. The Multi-Sector Fund is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.
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Prudential Multi-Sector Fund, Inc.
Prudential Jennison Series Fund, Inc.
May 11, 1998
Page 5


    22. In connection with the Reorganization, Multi-Sector Fund has not and will not distribute to its creditors any Class A, Class B, Class C, or Class Z shares of Multi-Sector Fund, any Class A, Class B, Class C, or Class Z shares of the Growth Fund to be received, or rights to acquire any Class A, Class B, Class C, or Class Z shares of either Multi-Sector Fund or the Growth Fund.

    23. It is anticipated that there will be no amount remaining in the hands of Multi-Sector Fund after the payment of the liabilities of Multi-Sector Fund.

                                    OPINION
                                    -------

     Based upon the foregoing, and based upon our review of the relevant legal authorities, it is our opinion that:

    1. The acquisition by the Growth Fund of the assets of Multi-Sector Fund solely in exchange for voting shares of the Growth Fund and the assumption by the Growth Fund of Multi-Sector Fund's liabilities, if any, followed by a liquidating distribution of the Growth Fund's voting shares pro rata to Multi-Sector Fund's shareholders in exchange for and in cancellation of their shares of Multi-Sector Fund and the liquidation of Multi-Sector Fund pursuant to the Plan will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and each of Multi-Sector Fund and the Growth Fund will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

    2. No gain or loss will be recognized by the shareholders of Multi-Sector Fund upon receipt of the Growth Fund Class A, Class B, Class C, and Class Z shares solely in exchange for and in cancellation of Multi-Sector Fund shares, as described above and in the Plan. Code Section 354(a)(1).

    3. No gain or loss will be recognized by Multi-Sector Fund upon the transfer of all of its assets to the Growth Fund solely in exchange for Class A, Class B, Class C, and Class Z shares of the Growth Fund and the assumption by the Growth Fund of the liabilities, if any, of Multi-Sector Fund. Code Sections 361(a) and 357(a). In addition, no gain or loss will be recognized by Multi-Sector Fund on the distribution of such shares to Multi-Sector Fund's shareholders in liquidation of Multi-Sector Fund. Code Section 361(c)(1).

    4. No gain or loss will be recognized by the Growth Fund upon the acquisition of the assets of Multi-Sector Fund solely in exchange for Class A, Class B, Class C, and Class Z shares of the Growth Fund and the assumption of Multi-Sector Fund's liabilities, if any. Code Section 1032(a).
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Prudential Multi-Sector Fund, Inc.
Prudential Jennison Series Fund, Inc.
May 11, 1998
Page 6

    5. The Growth Fund's basis in the assets acquired from Multi-Sector Fund will be the same as the basis of such assets in the hands of Multi-Sector Fund immediately prior to the Reorganization. Code Section 362(b).

    6. The holding period of Multi-Sector Fund assets in the hands of the Growth Fund will include the period during which such assets were held by Multi-Sector Fund immediately prior to the Reorganization. Code Section 1223(2).

    7. The basis of the Growth Fund Class A, Class B, Class C, and Class Z shares to be received by shareholders of Multi-Sector Fund will, in each instance, be the same as the basis of the Class A, Class B, Class C, and Class Z shares of Multi-Sector Fund held by such shareholders and canceled in the Reorganization. Code Section 358(a)(1).

    8. The holding period of the Growth Fund shares to be received by the shareholders of Multi-Sector Fund will include the holding period of the shares of Multi-Sector Fund canceled pursuant to the Reorganization, provided that the Growth Fund shares were held as capital assets on the date of the Reorganization. Code Section 1223(1).

     You should be aware that this opinion is not binding on the Internal Revenue Service or the courts and that no ruling of the Internal Revenue Service has been requested. No opinion is expressed concerning the state, local or foreign tax consequences of the Reorganization.

     This opinion is being delivered to you pursuant to paragraph 8.6 of the Plan.

     We hereby give you our consent to your inclusion of this opinion as an exhibit to the Registration Statement on Form N-14 filed by the Series Fund with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,



                                /s/ Gardner, Carton & Douglas